SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2004

FIRST DATA CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-11073	47-0731996
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 South Quebec Street, Greenwood Village, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (303) 488-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 12. Results Of Operations And Financial Condition.

On April 22, 2004, First Data Corporation issued a press release relating to the Company’s earnings for the first quarter of fiscal year 2004. A copy of the press release is attached as Exhibit 99.  The information furnished under this Item 12, including Exhibit 99 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference to such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST DATA CORPORATION

	By:	/s/ Stanley J. Andersen
Stanley J. Andersen
Assistant Secretary
Date: April 22, 2004

Exhibit Index

The following is a list of the Exhibits furnished herewith.

Exhibit Number	Description of Exhibit

99	Press Release issued by the Company on April 22, 2004.